Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 115 to the Registration Statement on Form N–1A of Fidelity Rutland Square Trust II: Strategic Advisers Short Duration Fund, Strategic Advisers Tax-Sensitive Short Duration Fund, Strategic Advisers Fidelity U.S. Total Stock Fund, Strategic Advisers Fidelity Core Income Fund, and Strategic Advisers Fidelity Emerging Markets Fund report dated July 13, 2021, relating to the financial statements and financial highlights included in the May 31, 2021 Annual Reports to Shareholders of the above referenced funds, which is also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 22, 2021